EXHIBIT 4.1 10% Convertible Debenture

POLY-PACIFIC INTERNATIONAL INC.

10% CONVERTIBLE DEBENTURE

SUBSCRIPTION DOCUMENT

(UNSIGNED)

POLY-PACIFIC INTERNATIONAL INC.
(Incorporated under the laws of Alberta)

No.____________	$_________________

10% CONVERTIBLE DEBENTURE

Due December 15, 2004

Poly-Pacific International Inc. (hereinafter referred to as the “Corporation”) for value received hereby promises to pay to ___________, the registered holder hereof, on December 15, 2004, or on such earlier date as the principal amount hereof may become due in accordance with the provisions of the Indenture hereinafter mentioned, on presentation and surrender of this Debenture, the sum of _______________________________________ ($_________________) Dollars in lawful money of Canada at Edmonton, Alberta and to pay interest on the principal amount hereof at the rate of 10% per annum from the date hereof, in like money, calculated and payable after as well as before maturity, default and judgment (with interest on overdue interest at the said rate) semi-annually on June 15th and December 15th in each year, the first of such payments to fall due on December 15, 2003.

This Debenture is one of the 10% Convertible Debenture (herein referred to as the “Debenture”) in the aggregate principal amount of up to FIVE HUNDRED THOUSAND ($500,000.00) DOLLARS in lawful money of Canada issued under an Indenture (herein referred to as the “Indenture”) dated as of June 15, 2003, and made between the Corporation and the Trustee, to which Indenture and all instruments supplemental thereto or in implementation thereof reference is hereby made for a description of the rights of the holders of the said Debenture, of the Corporation and of the Trustee and of the terms and conditions upon which the Debenture is issued and held, all to the same effect as if the provisions of the Indenture and such instruments supplemental thereto or in implementation thereof were herein set forth, to all of which provisions the holder of this Debenture, by acceptance hereof, assents.

The Debenture is issuable as fully registered Debenture in minimum denominations of One Thousand ($1,000.00) Dollars. The Debenture of any authorized denomination may be exchanged, as provided in the Indenture, for Debenture of an equal aggregate principal amount in any other authorized denomination or denominations.

This Debenture is convertible, at the option of the holder hereof, upon surrender of this Debenture at the principal office of the Trustee in the City of Calgary at any time up to the close of business on December 15, 2004, or on the business day immediately preceding the date specified for redemption of this Debenture, whichever is earlier, into fully paid and non-assessable Shares without par value in the capital of the Corporation, as presently constituted at the Conversion Price, all subject to the terms and conditions and in the manner set forth in the Indenture. The Indenture makes provision for the adjustment of the Conversion Price in the events therein specified.

This Debenture and all other debentures now or hereafter certified and issued under the Indenture are secured equally and rateably by the Indenture which constitutes in favour of the Trustee a security interest in Collateral of the Corporation as that term is defined in the Indenture in the manner and subject to the limitations set forth in the Indenture.

This Debenture may be redeemed at the option of the Corporation on the terms and conditions set out in the Indenture at the redemption prices therein set out.

The principal hereof is repayable on December 15, 2004, in the manner, with the effect and at the time set forth in the Indenture.

The Indenture contains provisions for the holding of meetings of Debenture holders and rendering resolutions passed at such meetings and instruments in writing signed by the holders of a specified majority of the Debenture outstanding binding upon all Debenture holders, subject to the provisions of the Indenture.

This Debenture may only be transferred, upon compliance with the conditions prescribed in the Indenture, on the register to be kept at the offices of the Trustee in the City of Calgary and at such other place or places, if any, and/or by such other registrar or registrars, if any, as the Corporation with the approval of the Trustee may designate, by the registered holder hereof or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee, and upon compliance with such reasonable requirements as the Trustee and/or other registrar may prescribe.

This Debenture shall not become obligatory for any purpose until it shall have been certified by the Trustee under the Indenture.

IN WITNESS WHEREOF Poly-Pacific International Inc. has caused its corporate seal to be hereunto affixed and this Debenture to be signed by President of the Corporation this 15 day of June, 2003.

POLY-PACIFIC INTERNATIONAL INC.

per

per

COMPUTERSHARE TRUST COMPANY OF CANADA

per

per

(Form of Trustee’s Certificate)

This Debenture is one of the 10% Convertible Debenture referred to in the Indenture within mentioned.

POLY-PACIFIC INTERNATIONAL INC.

per

per

COMPUTERSHARE TRUST COMPANY OF CANADA

per

per

 (Form of Registration Panel)

(No writing on this panel except
by the Trustee or other Registrar)

Date of Registration	In Whose Name Registered	Signature of Trustee or Other Registrar

Transfer Form

FOR VALUE RECEIVED the undersigned sells, assigns and transfers unto _____________________________________________________________________ the within Debenture (which is in the principal amount of not less than $1,000.00) of Poly-Pacific International Inc. and hereby irrevocably constitutes and appoints ________________________________________________________________________
________________________________________________________________________
Attorney to transfer the said Debenture on the registers of the 10% Convertible Debenture due December 15, 2004, of the said Corporation, with full power of substitution in the premises.

(Signature of Transferor)	(Signature of Guarantor)

Dated: ________________________

Note:

1.
THE SIGNATURE TO THIS TRANSFER FORM MUST CORRESPOND WITH THE NAME AS RECORDED ON THE DEBENTURE IN EVERY PARTICULAR WITHOUT ALTERATION, ENLARGEMENT OR CHANGE WHATSOEVER. THE SIGNATURE OF THE PERSON EXECUTING THIS TRANSFER MUST BE GUARANTEED BY A SCHEDULE A CANADIAN CHARTERED BANK, CANADIAN TRUST COMPANY OR A MEMBER OF A RECOGNIZED MEDALLION GUARANTEE PROGRAM*.

2.
WHERE THIS TRANSFER FORM IS EXECUTED ON BEHALF OF A CORPORATION, PARTNERSHIP OR ASSOCIATION, OR BY AN AGENT, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN OR ANY PERSON ACTING IN A REPRESENTATIVE CAPACITY, THE TRANSFER FORM MUST BE ACCOMPANIED BY SATISFACTORY EVIDENCE OF THE REPRESENTATIVE'S AUTHORITY TO ACT.

*1.	The guarantor must affix a stamp bearing the actual words: "signature guaranteed"
2.	Signature guarantees are not accepted from treasury branches or credit unions. Only Medallion signature guarantees are acceptable
3.	Signature guarantees in the United States are accepted from members of a recognized Medallion signature guarantee program only.

Conversion Form

To: POLY-PACIFIC INTERNATIONAL INC. and COMPUTERSHARE TRUST COMPANY OF CANADA

The undersigned registered holder of the within Debenture hereby irrevocably elects to convert the said Debenture (or $_______________________ principal amount thereof) into Shares of Poly-Pacific International Inc. in accordance with the terms of the Indenture referred to in said Debenture and directs that the Shares issuable and deliverable upon the conversion be issued and delivered to the person indicated below.

*	If less than the full principal amount of the within Debenture is to be converted, indicate in the space provided the principal amount (which must be a minimum of $1,000.00) to be converted.

Dated
(Signature of Registered Holder)

Name	(Signature of Registered Holder)

If Common Shares are to be issued in the name of a person other than the holder, the signature must be guaranteed by a chartered bank or by a trust company.

Address

City and Province

Postal Code	(Signature of Guarantor)

Fax No.

(Print name in which Shares issued on conversion are to be issued, delivered and registered.)